THIS DEBENTURE MAY BE TRANSFERRED IN WHOLE BUT NOT IN PART BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY SELECTED OR APPROVED BY THE COMPANY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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No. 1                                                            $150,000,000.00

                                 IMC GLOBAL INC.
                       6 7/8% DEBENTURES DUE JULY 15, 2007

                                                               CUSIP:  449669AC4


          IMC Global Inc., a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to:

                                   CEDE & CO.

or registered assigns, the principal sum of

                    *ONE HUNDRED AND FIFTY MILLION DOLLARS*

on July 15, 2007 and to pay interest on such principal sum at the rate of six and seven-eighths percent (6 7/8%) per annum.

          The Company will pay interest from the later of July 22, 1997 or the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on January 15 (beginning January 15, 1998) and on July 15 (each an "Interest Payment Date"), until the principal hereof is otherwise paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Holder of this Debenture (or one or more predecessor Debentures) of record at the close of business on the regular record date (the "Regular Record Date") for such Interest Payment Date, which, except in the case of interest payable at Maturity (as defined in the Indenture), shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date and, in the case of interest payable at Maturity, shall be the date such that interest payable at Maturity is payable to the same Person to whom principal on this Debenture is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder, and may be paid to the Holder of this Debenture (or one or more predecessor Debentures) of record at the close of business on a special record date (the "Special Record Date") fixed by the Company for the payment of such defaulted interest, notice whereof shall be given to Holders not less than 15 days prior to such Special Record Date, all as more fully provided in the Indenture (as defined below).

          Payment of the principal of this Debenture and the interest thereon will be made at the office or agency of the Company in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                 IMC GLOBAL INC.
                       6 7/8% Debentures due July 15, 2007


          This Debenture is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issuable in one or more series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Securities of a particular series, issued and to be issued under and pursuant to an Indenture dated as of July 17, 1997 (herein called the "Indenture"), duly executed and delivered by the Company to The Bank of New York, as Trustee (the "Trustee"), and is one of a series limited in aggregate principal amount to $150,000,000 and designated as 6 7/8% Debentures due
July 15, 2007 (herein called the "Debentures"). Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Securities (including Holders of the Debentures).

          The Debentures are not redeemable prior to their Stated Maturity and are not subject to any sinking fund.

          The Debentures are subject to defeasance at the option of the Company as provided in the Indenture.

          As long as this Debenture is represented in global form (the "Global Security") registered in the name of the Depositary or its nominee, except as provided in the Indenture and subject to certain limitations therein set forth, no Global Security shall be exchangeable or transferrable.

          If an Event of Default (as defined in the Indenture) with respect to the Debentures shall occur and be continuing, the principal plus any accrued interest may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding of all series which are affected by such amendment or modification, except that certain amendments which do not adversely affect the rights of any Holder of the Securities may be made without the approval of Holders of the Securities. No amendment or modification may, among other things, change the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or change the time of payment of any interest thereon, or reduce the aforesaid majority in aggregate principal amount of Securities of any series, the consent of the Holders of which is required for any such amendment or modification, without the consent of each Securityholder affected.

          Notwithstanding any provision in the Indenture or any provision of this Debenture, the Holder of this Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency herein prescribed.

          This Debenture shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to principles of conflicts of laws.

          All terms used in this Debenture which are defined in the Indenture have the meanings assigned to them in the Indenture.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.


     Dated:  July 22, 1997

                                        IMC GLOBAL INC.

                                        By:


                                        ----------------------------------------
                                        Name:
                                        Title:



                                        Attest:



                                        ----------------------------------------
                                        Name:   Rose Marie Williams
                                        Title:  Corporate Secretary




                                        This is one of the Securities of the
                                        series designated herein issued under
                                        the within-mentioned Indenture.


                                        THE BANK OF NEW YORK, AS TRUSTEE


                                        Dated:  July 22, 1997

                                        By:


                                        ----------------------------------------
                                        Authorized Officer

                                 ASSIGNMENT FORM

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                To assign this Debenture, fill in the form below:
I or we assign and transfer this Debenture to

                         ------------------------------
                        |                               |
                        |                               |
                         ------------------------------


                   Insert assignee's soc. sec. or tax I.D. no.



--------------------------------------------------------------------------------
          (Print or type assignee's name, address and zip code)


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and all rights thereunder and irrevocably appoint
                                                  ------------------------------

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agent to transfer this Debenture on the books of the Company.  The agent may substitute another to act for him.

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Dated:
      -----------------------           ----------------------------------------

                                        ----------------------------------------


     NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Debenture.